EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                 FOOTSTAR, INC.

           Footstar, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

           1. The name of the Corporation is "Footstar, Inc." and the name under which the Corporation was originally formed is "Footwear Group, Inc." The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 21, 1996. The original Certificate of Incorporation was amended and restated in its entirety pursuant to the filing of an Amended and Restated Certificate of Incorporation filed with Secretary of State of the State of Delaware on October 8, 1996 (the "Restated Certificate of Incorporation").

           2. This Second Amended and Restated Certificate of Incorporation (this "Certificate of Incorporation") was duly adopted in accordance with the provisions of Sections 245 and 303 of the General Corporation Law of the State of Delaware (the "DGCL") in order, among other things, to put into effect and carry out the confirmation order entered by the United States Bankruptcy Court for the Southern District of New York on January 27, 2006 (the "Confirmation Date") in the reorganization proceeding styled In re Footstar, Inc., et al., Case No. 04-22350, which confirmed the First Amended Joint Plan of Reorganization of the Corporation dated December 5, 2005 ("Plan of Reorganization"), and restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of the Corporation.

           3. The text of the Restated Certificate of Incorporation as heretofore amended is hereby restated and further amended to read in its entirety as hereinafter set forth:

                                     FIRST:

                                      NAME
                                      ----

           The name of the Corporation is Footstar, Inc.

                                     SECOND:

                           REGISTERED OFFICE AND AGENT
                           ---------------------------

           The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

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                                     THIRD:

                                     Purpose
                                     -------

           The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("DGCL").

                                    FOURTH:

                                  CAPITAL STOCK

           The total number of shares of stock which the Corporation shall have authority to issue is 130,000,000, consisting of 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 30,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                                A. COMMON STOCK

           1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to each matter voted on by the stockholders of the Corporation. There will be no cumulative voting.

           2. Liquidation Rights. Subject to the prior and superior rights of the Preferred Stock, if any, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive all remaining assets of the Corporation. Such assets shall be distributed ratably among the holders of Common Stock on the basis of the number of shares of the Common Stock held by each of them.

           3. Dividends. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, subject, however, to the prior and superior rights of the holders of any then outstanding Preferred Stock.

                               B. PREFERRED STOCK

           Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation, as amended. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.


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           Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation. Within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, the Board of Directors is authorized to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                I. SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

           Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, at a meeting on March 8, 1999, adopted the following resolution creating a series of one hundred thousand (100,000) shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

           RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article FOURTH of the Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A Junior Participating Preferred Stock (the "Participating Preferred Stock"), to consist of one hundred thousand (100,000) shares, of par value $.01 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

           1. Future Increase or Decrease. Subject to Section 4(e) of this Part I, the number of shares of said series may at any time or from time to time be increased or decreased by the Board of Directors notwithstanding that shares of such series may be outstanding at such time of increase or decrease.


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           2. Dividend Rate.

           (a) The holders of shares of Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of each November, February, May and August in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Participating Preferred Stock (the "First Issuance"), in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, of par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Participating Preferred Stock. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (b) On or after the first issuance of any share or fractional share of Participating Preferred Stock, no dividend on Common Stock shall be declared unless concurrently therewith a dividend or distribution is declared on the Participating Preferred Stock as provided in paragraph (a) above; and the declaration of any such dividend on the Common Stock shall be expressly conditioned upon payment or declaration of and provision for a dividend on the Participating Preferred Stock as above provided. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

           (c) Whenever quarterly dividends or other dividends payable on the Participating Preferred Stock as provided in paragraph (a) above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Participating Preferred Stock.


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           (d) Dividends shall begin to accrue and be cumulative on outstanding shares of Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Participating Preferred Stock entitled to receive payment of a dividend distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

           3. Dissolution, Liquidation and Winding Up. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), the holders of Participating Preferred Stock shall receive at least $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Participating Preferred Stock shall be entitled to receive at least an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock (the "Participating Preferred Liquidation Preference"). In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           4. Voting Rights. The holders of shares of Participating Preferred Stock shall have the following voting rights:

           (a) Each share of Participating Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


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
           (b) Except as otherwise provided in this Certificate of Incorporation or the Amended and Restated Bylaws of the Corporation (the "Bylaws"), the holders of shares of Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

           (c) If and whenever dividends on the Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividend payments, then and in such event the holders of the Participating Preferred Stock, voting separately as a class (subject to the provisions of Section 4(d) of this Part
I), shall be entitled at the next annual meeting of the stockholders or at any special meeting to elect two (2) directors for the class of directors then subject to election. Each share of Participating Preferred Stock shall be entitled to one vote, and holders of fractional shares shall have the right to a fractional vote. Upon election, such directors shall become additional directors of the Corporation in the class of directors then subject to election and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors. Such right of the holders of Participating Preferred Stock to elect directors may be exercised until all dividends in default on the Participating Preferred Stock shall have been paid in full, and dividends for the current dividend period declared and funds therefor set apart, and when so paid and set apart, the right of the holders of Participating Preferred Stock to elect such number of directors shall cease, the term of such directors shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults. The fact that dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a certificate executed by the President and the Chief Financial Officer of the Corporation and delivered to the Board of Directors. The directors so elected by holders of Participating Preferred Stock shall serve until the certificate described in the preceding sentence shall have been delivered to the Board of Directors or until their respective successors shall be elected or appointed and qualify.

           At any time when such special voting rights have been so vested in the holders of the Participating Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more of the number of shares of the Participating Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation, shall, call a special meeting of the holders of the Participating Preferred Stock for the election of the directors to be elected by them as hereinabove provided, to be held in the case of such written request within forty (40) days after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such a special meeting (i) if any such request is received less than ninety (90) days before the date fixed for the next ensuing annual or special meeting of stockholders or (ii) if at the time any such request is received, the holders of Participating Preferred Stock are not entitled to elect such directors by reason of the occurrence of an event specified in the third sentence of Section 4(d) of this Part I below.


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           (d) If, at any time when the holders of Participating Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this
Section 4, the holders of any one or more additional series of Preferred Stock are entitled to elect directors by reason of any default or event specified in the Certificate of Incorporation, as in effect at the time of the certificate of designation for such series, and if the terms for such other additional series so permit, the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Participating Preferred Stock and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series have elected such directors prior to the happening of the default or event permitting the holders of Participating Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation from the holders of not less than 10% of the then outstanding shares of Participating Preferred Stock, then such directors so previously elected will be deemed to have been elected by and on behalf of the holders of Participating Preferred Stock as well as such other series, without prejudice to the right of the holders of Participating Preferred Stock to vote for directors if such previously elected directors shall resign, cease to serve or fail to stand for reelection while the holders of Participating Preferred Stock are entitled to vote. If the holders of any such other series are entitled to elect in excess of two (2) directors, the Participating Preferred Stock shall not participate in the election of more than two (2) such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Participating Preferred Stock; provided that, if at the expiration of such terms the holders of Participating Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this Section 4, then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in Section 4(c) of this Part I) of holders of Participating Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this Section 4) to be held on or prior to the time of expiration of the expiring terms referred to above.

           (e) Except as otherwise set forth herein or required by law, the Certificate of Incorporation or the Bylaws, holders of Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action. No consent of the holders of outstanding shares of Participating Preferred Stock at any time outstanding shall be required in order to permit the Board of Directors to: (i) increase the number of authorized shares of Participating Preferred Stock or to decrease such number to a number not below the sum of the number of shares of Participating Preferred Stock then outstanding and the number of shares with respect to which there are outstanding rights to purchase; or (ii) to issue Preferred Stock which is senior to the Participating Preferred Stock, junior to the Participating Preferred Stock or on a parity with the Participating Preferred Stock.


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           5. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           6. Redemption. The shares of Participating Preferred Stock shall not be redeemable.

           7. Conversion Rights. The Participating Preferred Stock is not convertible into Common Stock or any other security of the Corporation.

                           C. RESTRICTIONS ON TRANSFER

           1. Definitions. As used in this Part C of Article FOURTH, the following capitalized terms shall have the following respective meanings:

           "Acquire" means the acquisition of ownership of Corporation Securities by any means, including, without limitation, (i) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, (ii) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic consequences of ownership of Corporation Securities, or (iii) any other acquisition or transaction treated under the applicable rules under section 382 of the Code as a direct or indirect acquisition (including the acquisition of an ownership interest in a Substantial Holder) but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered an owner within the meaning of the tax laws. The terms "Acquires" and "Acquisition" shall have the same meaning.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Corporation Securities" means (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) warrants, rights or options (including within the meaning of Treasury Regulation Section 1.382-4(d)(8)) to purchase stock of the Corporation, but only to the extent such warrants, rights or options are treated as exercised pursuant to Treasury Regulation Section 1.382-4(d), and
(iv) any other interests that would be treated as "stock" of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18).


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           "Disposition" means the sale, transfer, exchange, assignment, liquidation, conveyance, pledge, or other disposition or transaction treated under the applicable rules under Section 382 of the Code as a direct or indirect disposition (including the disposition of an ownership interest in a Substantial Holder).

           "Effective Date" means the effective date of the Plan of Reorganization, which shall be the date of filing of this Certificate of Incorporation.

           "Percentage Stock Ownership" means percentage stock ownership as determined in accordance with Treasury Regulation Section 1.382-2T(g), (h), (j) and (k).

           "Person" means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization or "entity" within the meaning of Treasury Regulation Section 1.382-3.

           "Prohibited Transfer" means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Part C of Article FOURTH.

           "Restriction Release Date" means the earliest of (i) any date after the Effective Date if the stockholders of the Corporation so vote in accordance with applicable law for the ownership and transfer limitations set forth in this Part C of Article FOURTH to expire; (ii) any date after the Effective Date if the Board of Directors in good faith determines that it is in the best interests of the Corporation and its stockholders for the ownership and transfer limitations set forth in this Part C of Article FOURTH to expire; or (iii) December 31, 2008.

           "Substantial Holder" means a Person holding Corporation Securities, whether as of the Effective Date, after giving effect to the Plan of Reorganization, or thereafter, representing a Percentage Stock Ownership (including indirect ownership, as determined under applicable Treasury Regulations) in the Corporation of at least 4.75%.

           "Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any "net unrealized built-in loss" within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

           "Transfer" means any direct or indirect Acquisition or Disposition of Corporation Securities.

           "Treasury Regulation" means a Treasury regulation promulgated under the Code.

           2. Ownership Limitations.

           (a) From and after the Effective Date and prior to the Restriction Release Date, no Person shall be permitted to make a Transfer, whether in a single transaction or series of related transactions, and any such purported Transfer will be void ab initio, to the extent that after giving effect to such purported Transfer (i) the purported transferee or a Person related to the purported transferee would become a Substantial Holder, (ii) the Percentage


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Stock Ownership of a Person that, prior to giving effect to the purported
Transfer, is a Substantial Holder would be increased or (iii) the Transfer, if made by a Substantial Holder, results in a Disposition of Corporation Securities constituting a greater than one percent (1%) Percentage Stock Ownership in the Corporation in a single transaction or series of transactions or on any single day. The prior sentence is not intended to prevent the Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in the Corporation Securities entered into through the facilities of the Nasdaq National Market, but such transaction, if prohibited by the prior sentence, shall nonetheless be a Prohibited Transfer.

           (b) The restrictions set forth in Section 2(a) of this Part C shall not apply to a proposed Transfer if (i) the transferor or the transferee, upon providing at least twenty (20) days prior written notice of such proposed Transfer to the Board of Directors of the Corporation, obtains the written consent to the proposed Transfer from a majority of the Board of Directors of the Corporation or (ii) such Transfer is made as part of: (A) a tender or exchange offer by the Corporation to purchase Corporation Securities, (B) a purchase program effected by the Corporation on the open market and not the result of a privately-negotiated transaction, or (C) any optional or required redemption of a Corporation Security pursuant to the terms of such security. The Board of Directors of the Corporation shall consent to such proposed Transfer within fifteen (15) days after receiving such written notice, unless the Board of Directors determines in good faith based on their reasonable assessment that the proposed Transfer could jeopardize realization of the full benefits of the Tax Benefits of the Corporation or its subsidiaries. As a condition to granting its consent, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) such representations from the transferor and/or transferee or such opinions of counsel to be rendered by counsel selected by the Board of Directors, in each case as to such matters as the Board of Directors determines.

           3. Treatment of Excess Securities.

           (a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities"). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, such Corporation Securities shall cease to be Excess Securities.

           (b) If the Board of Directors determines that a Prohibited Transfer has been recorded by an agent or employee of the Corporation, such recording and the Prohibited Transfer shall be void ab initio and have no legal effect and, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (the "Prohibited Distributions"), to an agent designated by the Board of Directors (the "Agent").


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           (A) In the case of a Prohibited Transfer described in either Section
2(a)(i) or Section (2)(a)(ii) of this Part C, the Agent shall thereupon sell to a buyer or buyers, the Excess Securities transferred to it in one or more arm's-length transactions (including over the Nasdaq National Market or other national securities exchange on which the Corporation Securities may be traded, if possible); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 3(c) of this Part C if the Agent, rather than the Purported Transferee, had resold the Excess Securities; or

           (B) In the case of a Prohibited Transfer described in Section 2(a)(iii) of this Part C, the transferor of such Prohibited Transfer (the "Purported Transferor") shall also deliver to the Agent the sales proceeds from the Prohibited Transfer (in the form received, i.e., whether in cash or other property), and the Agent shall thereupon sell any non-cash consideration to a buyer or buyers in one or more arm's-length transactions (including over the Nasdaq National Market or other national securities exchange, if possible). If the Purported Transferee is determinable (other than with respect to a transaction entered into through the facilities of the Nasdaq National Market), the Agent shall, to the extent possible, return the Prohibited Distributions to the Purported Transferor, and shall reimburse the Purported Transferee from the sales proceeds received from the Purported Transferor (or the proceeds from the disposition of any non-cash consideration) for the cost of any Excess Securities returned in accordance with Section 3(c) of this Part C. If the Purported Transferee is not determinable, or to the extent the Excess Securities have been resold and thus cannot be returned to the Purported Transferor, the Agent shall use the proceeds to acquire on behalf of the Purported Transferor, in one or more arm's-length transactions (including over the Nasdaq National Market or other national securities exchange on which the Corporation Securities may be traded, if possible), an equal amount of Corporation Securities in replacement of the Excess Securities sold; provided, however, that, to the extent the amount of proceeds is not sufficient to fund the purchase price of such Corporation Securities and the Agent's costs and expenses (as described in Section 3(c) of this Part C), the Purported Transferor shall promptly fund such amounts upon demand by the Agent.

           (c) The Agent shall apply any proceeds or any other amounts received by it by and in accordance with Section 3 of this Part C as follows:

               (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;

               (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or in the case of any Prohibited Transfer by gift, devise or inheritance or any other Prohibited Transfer without consideration, the fair market value, (1) calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Transfer or, (2) if the Corporation Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (3) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the counter market, then as determined in good faith by the Board of Directors, which amount (or fair market value) shall be determined at the discretion of the Board of Directors); and

               (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) ("Section 501(c)(3)") selected by the Board of Directors, provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 4.75% or greater Percentage Stock Ownership interest in the Corporation, then such remaining amounts shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors such that no organization qualifying under Section 501(c)(3) shall possess Percentage Stock Ownership in the Corporation in excess of 4.75%. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (B) above. Except as may be required by law, in no event shall the proceeds of any sale of Excess Securities pursuant to this Part C inure to the benefit of the Corporation.

           (d) If the Purported Transferee or the Transferor fails to surrender the Excess Securities (as applicable) or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a demand pursuant to Section (3)(b) of this Part C, then the Corporation shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender.

           4. Bylaws; Legends; Compliance.

           (a) The Bylaws may make appropriate provisions to effectuate the requirements of this Part C.

           (b) Until the Restriction Release Date, all certificates representing Corporation Securities shall bear a conspicuous legend as follows:

               "THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO OWNERSHIP RESTRICTIONS PURSUANT TO PART C OF ARTICLE FOURTH OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FOOTSTAR, INC. REPRINTED IN SUBSTANTIAL PART ON THE BACK OF THIS CERTIFICATE. THE CORPORATION WILL FURNISH A COPY OF ITS CERTIFICATE OF INCORPORATION TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON A WRITTEN REQUEST ADDRESSED TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS."

           (c) The Corporation shall have the power to make appropriate notations upon its stock transfer records and instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Part C for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system.

           (d) The Board of Directors shall have the power to determine all matters necessary for determining compliance with this Part C, including, without limitation, determining (A) the identification of Substantial Holders,
(B) whether a Transfer is a Prohibited Transfer, (C) the Percentage Stock Ownership of any Substantial Holder or other Person, (D) whether an instrument constitutes a Corporation Security, (E) the amount (or fair market value) due to a Purported Transferee pursuant to clause (B) of Section 3(c) of this Part C, and (F) any other matters which the Board of Directors determines to be relevant. The good faith determination of the Board of Directors on such matters shall be conclusive and binding for the purposes of this Part C.

           D. LIMITATION ON ISSUANCE OF NON-VOTING EQUITY SECURITIES

           Notwithstanding any other provision in this Article FOURTH, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code, the Corporation will not issue non-voting equity securities (which shall not be deemed to include any warrants or options to purchase capital stock of the Corporation); provided, however, that this Part D of Article FOURTH (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation or any of its wholly-owned subsidiaries and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

                                     FIFTH:

                               BOARD OF DIRECTORS
                               ------------------

           1. Management. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

           2. Number of Directors. The authorized number of directors shall be not less than three (3) nor more than nine (9). The authorized number of directors effective as of the Confirmation Date shall be nine (9). Except as otherwise provided for or fixed pursuant to the provisions of this Article FIFTH, and except as set forth in Article FOURTH of this Certificate of Incorporation (relating to the rights of the holders of any series of Preferred Stock to elect additional directors), the number of directors shall be fixed from time to time by a resolution duly adopted by the Board of Directors, subject to the provisions of this Article FIFTH, or the stockholders of the Corporation acting through holders of not less than eighty percent (80%) of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

           3. Classes and Terms of Directors.

           (a) Subject to the provisions of this Section 3, the Board of Directors shall be and hereby is divided into three classes, Class I, Class II and Class III, each of which shall be comprised of three (3) directors on the Confirmation Date. On the Confirmation Date, the initial Class I, Class II and Class III directors shall be comprised of the following individuals:

      Class I                  Class II                 Class III
      -------                  --------                 ---------

      Alan I. Weinstein        Adam Finerman            Jonathan M. Couchman
      Michael O' Hara          George A. Sywassink      Eugene I. Davis
      Gerald F. Kelly, Jr.     Alan Kelly               Jeffrey Shepard

           (b) Subject to Section 3(c) below and applicable law, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 2007 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the 2008 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2009 annual meeting.

           (c) Notwithstanding anything contained in this Article FIFTH to the contrary, unless otherwise determined by the Board of Directors, without any further action of the Board of Directors:

               (i) the number of directors serving in Class I following the 2007 annual meeting shall be reduced from three (3) to one (1), with the seats filled initially by Alan I. Weinstein and Gerald F. Kelly, Jr., or their respective successors, ceasing to exist and simultaneously therewith, the number of authorized directors shall be reduced from nine (9) to seven (7);

               (ii) the number of directors serving in Class II following the 2008 annual meeting shall be reduced from three (3) to two (2), with the seat filled initially by George A. Sywassink, or his successor, ceasing to exist and simultaneously therewith, the number of authorized directors shall be reduced from seven (7) to six (6); and

               (iii) the number of directors serving in Class III following the 2009 annual meeting shall be reduced from three (3) to two (2), with the seat filled initially by Eugene I. Davis, or his successor, ceasing to exist and simultaneously therewith, the number of authorized directors shall be reduced from six (6) to five (5).

           (d) Except as otherwise set forth in Section 3(c) of this Article FIFTH, in the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of such director's current term or such director's prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall, if reasonably possible, be apportioned by the Board of Directors among the three classes of directors so as to ensure that each class has a number of directors as nearly equal in size as all other classes. To the extent reasonably possible, consistent with the foregoing, any person appointed to fill a newly created directorship shall be added to the class or classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. No decrease in the number of directors constituting the full Board of Directors shall decrease the term of an incumbent director.

           4. Manner of Acting; Quorum.

           (a) At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

           (b) Each director shall be entitled to one (1) vote on all matters voted or acted upon by the Board of Directors. A quorum being present, the affirmative vote of a majority of the directors then serving on the Board of Directors shall be the act of the Board of Directors.

           5. No Cumulative Voting; No Ballots. There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

           6. Removal of Directors by Stockholders. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

           7. Indemnification and Liability.

           (a) To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director or officer of this Corporation shall be indemnified by the Corporation and shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

           (b) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL. Subject to the Bylaws, the right to indemnification conferred in this Section 7 of Article FIFTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. The right to indemnification conferred in this Section 7 of Article FIFTH shall be a contract right.

           (c) No amendment, modification or repeal of this Section 7 of Article FIFTH or of any applicable law shall limit, negate, impair or otherwise adversely affect any right or defense available to any director or former director of the Corporation with respect to any action or failure to act occurring prior to such amendment, modification or repeal.

           8. Rights of Preferred Stockholders. Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be subject to the provisions of this Article FIFTH unless otherwise provided therein.

                                     SIXTH:

                              AMENDMENTS TO BYLAWS
                              --------------------

           1. By the Board of Directors. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation.

           2. By the Stockholders. The Bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, subject to any additional vote required by law, this Certificate of Incorporation or the Bylaws, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such meeting.

                                    SEVENTH:

                NO ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS
                ------------------------------------------------

           Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and may not be taken by written consent of stockholders without a meeting.

                                    EIGHTH:

                      SPECIAL MEETINGS OF THE STOCKHOLDERS
                      ------------------------------------

           Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or this Certificate of Incorporation, may be called by the Chairman of the Board (or, if none is designated, the President) and shall be called by the President or Secretary at the request in writing of
(a) at least a majority of the directors then serving on the Board of Directors or (b) the Chairman of the Board (or, if none is designated, the President). Such request shall state the purpose or purposes of the proposed meeting and business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH, special meetings of holders of such Preferred Stock.

                                     NINTH:

                                   FAIR VALUE
                                   ----------

           1. Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as defined below) of any class or series from any Five Percent Holder (as defined below) that has been the Beneficial Owner (as defined below) of such security for less than two (2) years prior to the earlier of the date of such purchase or acquisition or any agreement in respect thereof at a price in excess of the Fair Market Value (as defined below) thereof, shall, in addition to any affirmative vote required by law or otherwise and except as expressly provided in this Article NINTH, require approval by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding Voting Securities (as defined below), excluding Voting Securities Beneficially Owned by such Five Percent Holder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in this Certificate of Incorporation or in any agreement with any national securities exchange or otherwise. Notwithstanding any other provision of this Article NINTH, the foregoing majority voting requirement shall not be applicable with respect to
(i) any purchase or other acquisition of an Equity Security made as part of a tender or exchange offer by the Corporation to purchase Equity Securities of the same class made on the same terms to all holders of such securities, (ii) a purchase program effected on the open market and not the result of a privately-negotiated transaction, (iii) any optional or required redemption of an Equity Security pursuant to the terms of such security or (iv) any purchase of Equity Securities approved by the Board of Directors.

           2. For purposes of this Article NINTH:

           (a) The terms "Affiliate" and "Associate" shall have the meanings ascribed to them in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           (b) The term "Beneficial Owner" shall mean any Person (as defined below) which beneficially owns (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act) any Voting Securities or who has the right to acquire any such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time or subject to any condition), including any right to acquire pursuant to any agreement, contract, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. A Person shall be deemed the Beneficial Owner of all Voting Securities of which any Affiliate or Associate of such Person is the Beneficial Owner.

           (c) The term "Equity Security" means an equity security of the Corporation within the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act.

           (d) The term "Fair Market Value" means, in the case of any Equity Security, the closing sale price on the trading day immediately preceding the earlier of the date of any purchase or acquisition subject to Section 1 of this Article NINTH and the date of any agreement in respect thereof (such earlier date being referred to herein as the "Valuation Date") of a share of such Equity Security on the principal United States securities exchange registered under the Exchange Act on which such stock is listed; or, if such security is not listed on any such exchange, the highest closing bid quotation with respect to a share of such security on the Valuation Date on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use; or if no such quotations are available, the fair market value of such security on the Valuation Date as determined by the Board of Directors in good faith.

           (e) The term "Five Percent Holder" shall mean and include any Person which, together with its Affiliates and Associates, is the Beneficial Owner of an aggregate of five percent (5%) or more of the outstanding shares of Common Stock or of the total voting power of all outstanding Voting Securities, and any Affiliate or Associate of any such Person, provided that for purposes of this Article NINTH, the term Five Percent Holder shall not include any trustee or fiduciary when acting in such capacity with respect to any employee benefit plan of the Corporation or a wholly owned subsidiary of the Corporation.

           (f) The term "Person" shall mean any individual, corporation, limited liability company, partnership or other entity and shall include any group comprised of any Person and any other Person with whom such Person or any Affiliate or Associate of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Securities, and each Person which is a member of such group and any Affiliate or Associate of any such member.

           (g) The term "Voting Securities" shall mean all outstanding shares of Common Stock and all other outstanding securities of the Corporation, if any, which are then entitled to vote generally in the election of directors.

           (h) In any determination whether a Person is a Five Percent Holder for purposes of this Article NINTH, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned by such Person and its Affiliates and Associates through application of Section 2(b) of this Article NINTH, but shall not include any other securities of such class which may be issuable pursuant to any agreement, contract, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

           3. The Board of Directors shall have the power to interpret all the provisions of this Article NINTH and their application to a particular transaction, including, without limitation, the power to determine (a) whether a Person is a Five Percent Holder, (b) the number of shares of Voting Securities or other Equity Securities of which any Person and its Affiliates and Associates are the Beneficial Owners, (c) whether a Person is an Affiliate or Associate of another, (d) subject to Section 2(d) of this Article NINTH, the Fair Market Value of any Equity Security and whether a price is above such Fair Market Value as of a given date, and (e) such other matters with respect to which a determination is required under this Article NINTH. Any such determination made by the Board of Directors shall be conclusive and binding to the fullest extent permitted by law.

                                     TENTH:

                              AMENDMENTS AND REPEAL
                              ---------------------

           The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the DGCL and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Article FOURTH through Article ELEVENTH, inclusive, may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in Article FOURTH through Article ELEVENTH, inclusive, unless such action is approved by (i) the affirmative vote or consent of a majority of the directors then serving on the Board of Directors and (ii) the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                                    ELEVENTH:

                            COMPROMISE OR ARRANGEMENT
                            -------------------------

           Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

           IN WITNESS WHEREOF, the undersigned on behalf of Footstar, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be executed on this 7th day of February, 2006, and certifies that provision for the making of this Second Amended and Restated Certificate is contained in an order of a court having jurisdiction of a proceeding under the Federal Bankruptcy Code, 11 U.S.C.ss.101 et seq.

                                             Footstar, Inc.


                                             By: /s/ Maureen Richards
                                                --------------------------------
                                                Name:  Maureen Richards
                                                Title: Senior Vice President and
                                                       Secretary